Exhibit 4.3

BY-LAW NO. 1

BOYD GROUP SERVICES INC.

(hereinafter called the “Corporation”)

IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

ARTICLE ONE

INTERPRETATION

1.1	Definitions

In the by-laws of the Corporation, unless the context otherwise specifies or requires:

a.	“Act” means the Canada Business Corporations Act;

b.	“Applicable Securities Laws” has the meaning given to that term in Section 4.13;

c.	“appoint” includes “elect” and vice versa;

d.	“Articles” means the articles of incorporation of the Corporation, as from time to time amended or restated;

e.	“Board” means the board of directors of the Corporation;

f.	“business day” means a day which is not a non-business day;

g.	“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

h.	“electronic means” means in an electronic form, accessible so as to be useable for subsequent reference, and capable of being retained;

i.	“meeting of shareholders” includes an annual and a special meeting of shareholders;

j.	“Nominating Shareholder” has the meaning given to that term in Section 4.13;

k.	“non-business day” means Saturday, Sunday and any other day that is a holiday as from time to time defined in The Interpretation Act (Manitoba);

l.	“Notice Date” has the meaning given to that term in Section 4.13;

m.	“public announcement” has the meaning given to that term in Section 4.13;

n.	“Regulations” means the regulations under the Act as published from time to time;

o.	“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Section 3.1 of this by-law or by a resolution passed pursuant thereto;

p.

“special meeting of shareholders” means a meeting of any particular class or classes of shareholders and a meeting of all shareholders entitled to vote at any annual meeting of shareholders at which special business is to be transacted; and

q.	“voting share” means a share in the capital of the Corporation which entitles the holder thereof to vote at a meeting of shareholders.

Save as aforesaid, all terms which are contained in the by-laws of the Corporation and which are defined in the Act or the Regulations shall, unless the context otherwise specifies or requires, have the meanings given to such terms in the Act or the Regulations. Words importing the singular number include the plural and vice versa; the masculine shall include the feminine; and the word “person” shall include an individual, partnership, association, body corporate, body politic, trustee, executor, administrator and legal representative.

1.2	Amendments to Legislation and Regulations

Any reference to legislation or regulations of a government herein includes such legislation or regulation as from time to time amended and every enactment that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of an act or regulation shall be read as references to the substituted provisions therefor in the new act or regulation.

1.3	Headings and Sections

Headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions. “Section” followed by a number means a reference to a specified section of this by-law.

1.4	Conflict with Act or Articles

This by-law is subject to and read in conjunction with the Act and the articles; if there is any conflict or inconsistency between any provision of the Act or articles and this by-law, the provisions of the Act or the articles, as the case may be, shall govern.

ARTICLE TWO

BANKING AND SECURITIES

2.1	Banking Arrangements

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations or any other persons as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall lie transacted under such agreements, instructions and delegations of power as the Board may from time to time prescribe or authorize.

2.2	Voting Rights in Other Bodies Corporate

The signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of such voting certificates or evidence of the right to exercise such voting rights. In addition, the Board, or failing the Board, the signing officers of the Corporation, may direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

ARTICLE THREE

EXECUTION OF INSTRUMENTS

3.1	Authorized Signing Officers

Unless otherwise authorized by the Board, deeds, transfers, assignments, contracts, obligations, certificates, guarantees and indemnities and other instruments may be signed on behalf of the Corporation by any one of the Chief Executive Officer, the President, the Executive Chair, the Independent Chair of the Board, the Chief Financial Officer, any Vice-President, any director, the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer or any other officer created by by-law or by the Board. In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal, if any, to any instrument requiring the same, but no instrument is invalid merely because the corporate seal is not affixed thereto.

3.2	Cheques, Drafts and Notes

All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or person or persons, whether or not officers of the Corporation, and in such manner as the Board may from time to time designate by resolution.

ARTICLE FOUR

DIRECTORS

4.1	Number

The Board shall consist of such number of directors as is fixed by the articles, or where the articles specify a variable number, shall consist of such number of directors as is not less than the minimum nor more than the maximum number of directors provided in the articles and shall be fixed from time to time by resolution of the shareholders.

4.2	Canadian Status

At least 25% of the directors of the Corporation shall be resident Canadians.

4.3	Election and Term

The election of directors shall take place at each annual meeting of shareholders or such other meetings of shareholders as may be called and all of the directors then in office, shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting, subject to the articles, shall be the number of directors then in office. Where the shareholders adopt an amendment to the articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.4	Removal of Directors

Subject to the Act and the Articles, the shareholders may by ordinary resolution passed at a special meeting of shareholders remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the Board.

4.5	Consent

A person who is elected or appointed a director is not a director unless:

a.	he or she was present at the meeting when he or she was elected or appointed and did not refuse to act as a director, or

b.	if he or she was not present at the meeting when he or she was elected or appointed:

i.	he or she consented in writing to act as a director before his or her election or appointment or within ten (10) days after it, or

ii.	he or she has acted as a director pursuant to the election or appointment.

4.6	Vacation of Office

A director of the Corporation ceases to hold office when he or she:

a.	dies or resigns;

b.	is removed in accordance with the Act; or

c.	becomes disqualified under the Act.

4.7	Committees of Directors

The directors may appoint from among their number one or more committees of directors, however designated, and subject to the Act, may delegate to such committees any of the powers of the directors. A committee may be comprised of one director. The directors may also appoint one or more advisory committees to the Board comprised of at least one director and which may include persons who are not directors. The directors may not delegate any powers of the directors to such advisory committees and the chairs of such committees must be directors.

4.8	Transaction of Business of Committee

Subject to the provisions of this by-law with respect to participation in a meeting, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all of the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in Canada or such other place as may be determined by the chair and may be called by any one member of the committee giving notice in accordance with the by-laws governing the calling of meetings of the Board.

4.9	Procedure

Unless otherwise determined herein or by the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

4.10	Remuneration and Expenses

The directors shall be paid such remuneration for their services as the Board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.11	Vacancies

Subject to the Act, a quorum of the Board may fill a vacancy among the directors. If there is not a quorum of directors, or if there has been a failure to elect the number or minimum number of directors required by the Articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

4.12	Action by the Board

The Board shall manage or supervise the management of the business and affairs of the Corporation. Notwithstanding a vacancy among the directors, a quorum of directors may exercise all the powers of the directors. If the Corporation has only one director, that director may constitute a meeting.

4.13	Advance Notice of Director Nominations

1)

Only persons who are otherwise qualified to act as directors under this Article 4 and who are nominated in accordance with the following procedures shall be eligible for election as a director of the Corporation. At any meeting of shareholders, or at any special meeting of shareholders at which directors are to be elected, nominations of persons for election to the Board may be made only:

a.	by, or at the direction of, the directors, including pursuant to a notice of meeting; or

b.	by any person (“Nominating Shareholder”) who:

i.

at the close of business on the date of the giving by the Nominating Shareholder of the notice provided for in this Section 4.13 and at the close of business on the record date fixed by the Corporation for notice of such meeting, is a registered holder of one or more shares carrying the right to vote at such meeting; and

ii.	in either case, complies with the notice procedures set forth in this Section 4.13.

2)

In addition to any other requirements under applicable laws, for a nomination to be validly made by a Nominating Shareholder in accordance with this by-law, the Nominating Shareholder must have given notice thereof that is both timely (in accordance with paragraph 3 below) and in proper written form (in accordance with paragraph 4 below) to the Secretary of the Corporation at the principal executive offices of the Corporation as set forth in this Section 4.13.

3)	To be timely, a Nominating Shareholder’s notice to the Secretary of the Corporation must be made:

a.

in the case of an annual meeting of shareholders, not less than thirty (30) days prior to the date of the annual meeting; provided, however, that if the annual meeting of the shareholders is to be held on a date that is less than fifty (50) days after the date (the “Notice Date”) on which the first public announcement (as defined in this Section 4.13) of the date of the annual meeting was made, notice by the Nominating Shareholder must be given not later than the close of business on the tenth (10th) day following the Notice Date; and

b.

in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

4)

To be in proper written form, a Nominating Shareholder’s notice must be addressed to the Secretary of the Corporation and be signed by the Nominating Shareholder if an individual, or if the Nominating Shareholder is not an individual, by an authorized representative thereof, being a duly authorized director, officer, manager, trustee or partner of such entity, and must set forth:

a.	if the Nominating Shareholder is not the beneficial owner of the shares, the identity of the beneficial owner and the number of shares held by that beneficial owner;

b.

as to each individual whom the Nominating Shareholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of the individual; (B) the present principal occupation or employment of the individual and the principal occupation or employment of that individual within the five (5) years preceding the notice; (C) the citizenship of such individual; (D) the number of shares which are, directly or indirectly, controlled or directed, or which are owned, beneficially or of record, by the individual as of the record date for notice of the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; (E) a statement as to whether such individual, in the opinion of the individual and the Nominating Shareholder, would be “independent” of the Corporation (within the meaning of sections 1.4 and 1.5 of National Instrument 52-110, Audit Committees, of the Canadian Securities Administrators, as such provisions may be amended from time to time) if elected as a director at such meeting, plus disclosure as to whether with respect to the Corporation the proposed nominee has one or more of the relationships described in Sections 1.4(3), 1.4(8) and 1.5 of such National Instrument, and, if so, which ones; and (F) any other information relating to the individual that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of directors pursuant to Applicable Securities Laws;

c.

as to the Nominating Shareholder and any beneficial owner respecting which the notice was given, (A) the names of such person(s); (B) the number of shares which are controlled, or over which control or direction is exercised, directly or indirectly, by such person(s) and each person acting jointly or in concert with any of them (and for each such person any options or other rights to acquire shares, derivatives or other securities, instruments or arrangements for which the price or value or delivery, payment or settlement obligations are derived from, referenced to, or based on any such shares, hedging transactions, short positions and borrowing or lending arrangements relating to such share) as of the record date for notice of the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; (C) the full particulars regarding any oral or written proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such Nominating Shareholder or beneficial owner has a right to vote or direct the voting of any shares; (D) in the case of a special meeting of shareholders called for the purpose of electing directors, a statement as to whether the Nominating Shareholder intends to send an proxy circular and form of proxy to any holders of shares in connection with the individual’s nomination; and (E) any other information relating to such Nominating Shareholder or beneficial owner that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of directors pursuant to Applicable Securities Laws.

As soon as practicable following receipt of a Nominating Shareholder’s notice that complies with this by-law, the Corporation shall publish the details of such notice through a public announcement.

5)

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 4.13; provided, however, that nothing in this Section 4.13 shall be deemed to restrict or preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which such shareholder would have been entitled to discuss at such meeting. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the provisions of this Section 4.13 and, if the chair determines that any proposed nomination was not made in compliance with this Section 4.13, to declare such nomination defective and it be disregarded.

6)	For purposes of this Section 4.13:

a.

“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com; and

b.

“Applicable Securities Laws” means, collectively, the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such laws and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each relevant province and territory of Canada.

7)

Notwithstanding any other provision of this Section 4.13, notice given to the Secretary of the Corporation pursuant to this Section 4.13 may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the Secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the Secretary at the address of the principal executive offices of the Corporation, sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) or received by email (at the address as aforesaid); provided that if such delivery or electronic communication is made on a day which is not a business day or later than 5:00 p.m. (Central Time) on a business day, then such delivery or electronic communication shall be deemed to have been made on the next business day.

8)	Notwithstanding the foregoing, the directors may, in their sole discretion, waive any provision or requirement of this Section 4.13.

ARTICLE FIVE

MEETING OF DIRECTORS

5.1	Place of Meeting

Meetings of the Board may be held at any place within Canada or such other place as may be determined by the chair provided that a majority of the meetings of the Board in any calendar year are held in Canada.

5.2	Notice of Meeting

Unless the Board has made regulations otherwise, meetings of the Board may be summoned on twenty-four (24) hours’ notice, given verbally or in writing, and whether by means of telephone or telegraph, electronic means, or any other means of communication. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

5.3	Adjourned Meeting

Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

5.4	Calling of Meetings

Meetings of the Board shall be held from time to time at such time and at such place as the Board, the Independent Chair of the Board, the Chief Executive Officer, the Executive Chair, the President or any two directors may determine. Should more than one of the above-named individuals call a meeting at or for substantially the same time, there shall be only one meeting held and such meeting shall occur at the time and place determined by, in order of priority, the Board, any two directors, the Independent Chair of the Board, the Chief Executive Officer or the President or the Executive Chair.

5.5	Regular Meetings

The Board may, from time to time, appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, and forthwith to each director subsequently elected or appointed, but no other notice shall be required for any such regular meeting except where the Act or this by-law requires the purpose thereof or the business to be transacted thereat to be specified.

5.6	Chair

The chair of any meeting of the Board shall be the Independent Chair of the Board or such other person chosen by the directors.

5.7	Quorum

Subject to Section 5.8, the quorum for the transaction of business at any meeting of the Board shall consist of a majority of the directors holding office or such greater number of directors as the Board may from time to time determine.

5.8	Voting

Questions arising at any meeting of the Board shall be decided by a majority of votes, and in the event of any equality of votes, the chair of the meeting shall not have a second or casting vote.

5.9	Participation in Meeting

A director may participate in a meeting of the Board or a committee of the Board by electronic means, telephone, or other communication facilities, so as to permit all persons participating in the meeting to hear or otherwise communicate with each other, and a director participating in such meeting by such means is deemed to be present at the meeting.

5.10	Resolution in Lieu of Meeting

Notwithstanding any of the foregoing provisions of this by-law, a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the Board or a committee of directors is as valid as if it had been passed at a meeting of the Board or committee of directors, as the case may be. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed and may be signed in counterpart.

ARTICLE SIX

PROTECTION OF DIRECTORS AND OFFICERS

6.1	Conflict of Interest

A director or officer shall not be disqualified from his or her office, or be required to vacate his or her office, by reason only that he or she is a party to, or is a director or officer of or has a material interest in any person who is a party to, a material contract or material transaction or proposed material contract or proposed material transaction with the Corporation or a subsidiary thereof. Such a director or officer shall, however, disclose the nature and extent of his or her interest in the contract or transaction or proposed contract or transaction at the time and in the manner provided by the Act. Subject to the provisions of the Act, a director or officer shall not by reason only of his or her office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director’s interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, if necessary, and it was fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction.

Even if the above conditions are not met, a director or officer acting honestly and in good faith shall not be accountable to the Corporation or to its shareholders for any profit realized from a material contract or material transaction for which disclosure is required by the Act, and such contract or transaction shall not be void or voidable by reason only of the director or officer’s interest therein, provided that the material contract or material transaction was approved or confirmed by special resolution at a meeting of the shareholders, disclosure of the interest was made to the shareholders in a manner sufficient to indicate its nature before such contract or transaction was approved or confirmed, and such contract or transaction was reasonable and fair to the Corporation at the time it was approved or confirmed.

6.2	Limitation of Liability

No director or officer, for the time being of the Corporation, shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person, corporation or other entity with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any other loss, conversion, misapplication, misappropriation of or any damage resulting from dealings with any money, securities or other assets of or belonging to the Corporation or for any damage or misfortune whatever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the express requirements of the Act and the Regulations thereunder or from liability for any breach thereof. The directors, for the time being of the Corporation, shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name of or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the Board.

No act or proceeding of any director or officer or the Board shall be deemed invalid or ineffective by reason of the subsequent ascertainment of any irregularity in regard to such act or proceeding or the election, appointment or qualification of such director or officer or Board.

6.3	Indemnity

To the maximum extent permitted by the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Corporation or such body corporate.

Nothing herein contained shall limit the right of any person entitled to claim indemnity apart from the provisions of this Section 6.3.

6.4	Insurance

The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 6.3 against any liability incurred by him or her:

a.

in his or her capacity as a director or officer of the Corporation, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the Corporation; or

b.

in his or her capacity as a director or officer of another body corporate where he or she acts or acted in that capacity at the Corporation’s request, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the body corporate.

6.5	Advance of Funds

The Corporation may advance funds to a director or officer in order to defray the costs, charges and expenses of proceedings for which the Act permits indemnification, provided that if the director or officer does not meet the conditions required for indemnity under the Act; namely that he or she (a) was substantially successful on the merits in the defence of the action or proceeding; (b) acted honestly and in good faith, with a view to the best interests of the Corporation, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful; and (c) is fairly and reasonably entitled to indemnity; he or she shall repay the funds advanced.

ARTICLE SEVEN

OFFICERS

7.1	Election or Appointment

The Board may, from time to time, appoint an Independent Chair of the Board, an Executive Chair, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. The Board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers, powers to manage the business and affairs of the Corporation. Except for the Independent Chair of the Board and the Executive Chair, each of whom must be a director, an officer may, but need not be, a director and one person may hold more than one office,

7.2	Independent Chair of the Board

The Independent Chair of the Board shall, when present, preside at all meetings of the Board and at all meetings of shareholders. The Board may assign to the Independent Chair of the Board any of the powers and duties that, by any provision of this by-law, are assigned to the Chief Executive Officer; and he or she shall, subject to the provisions of the Act, have such other powers and duties as the Board may specify. During the absence or disability of the Independent Chair of the Board, his or her duties shall be performed and his or her powers exercised by such other person chosen by the directors.

7.3	Chief Executive Officer

The Chief Executive Officer shall, subject to the authority of the Board, have general supervision of the business and affairs of the Corporation. The Chief Executive Officer shall also have such other powers and duties as the Board may specify of that office; provided, however, that unless he or she is a director, he or she shall not preside as chair at any meeting of the Board.

7.4	Executive Chair

The Executive Chair shall act as an advisor and mentor to the Chief Executive Officer. He or she shall also perform such other duties as assigned by the Board and/or the Chief Executive Officer.

7.5	President

The Board may select a President who shall have such powers and perform such duties as may be assigned by the Board or by the Chief Executive Officer. In the absence or disability of the President, his or her duties shall be performed by the Chief Executive Officer or such persons as the Board or the Chief Executive Officer may specify.

7.6	Chief Financial Officer

The Chief Financial Officer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he or she shall render to the Board whenever required an account of all his or her transactions and he or she shall have such other powers and duties as the Board or the Chief Executive Officer may specify.

7.7	Vice-Presidents

During the absence or disability of the Chief Executive Officer, his or her duties shall be performed and his or her powers exercised by the President, and if the President is absent or disabled, by the Vice-President or, if there is more than one, by the Vice-President designated from time to time by the Board; provided, however, that a Vice-President who is not a director shall not preside as chair at any meeting of the Board. A Vice-President shall have such other powers and duties as the Board or the Chief Executive Officer may specify.

7.8	Secretary

The Secretary shall attend and be the secretary of all meetings of the Board, shareholders and committees of directors and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he or she shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the Board; he or she shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation, if any, and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and the Secretary shall have such other powers and duties as the Board or the Chief Executive Officer may specify.

7.9	Powers and Duties of Other Officers

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board or the President may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the Chief Executive Officer otherwise directs.

7.10	Variation of Powers and Duties

The Board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

7.11	Vacancies

If the office of any officer of the Corporation shall be or becomes vacant by reason of death, resignation, disqualification or otherwise, the Board, by resolution, may appoint a person to fill such vacancy.

7.12	Remuneration and Removal

The remuneration of all officers appointed by the Board shall be determined from time to time by resolution of the Board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him or her from receiving such remuneration as may be determined. All officers shall be subject to removal by resolution of the Board at any time, with or without cause, notwithstanding any agreement to the contrary, provided however that this right of removal shall not limit in any way such officer’s right to damages by virtue of such agreement or any other rights resulting from such removal in law or equity.

7.13	Agents and Attorneys

The Corporation, by or under the authority of the Board, shall have the power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as may be thought fit.

7.14	Conflict of Interest

An officer shall disclose his or her interest in any material contract or material transaction or proposed material contract or proposed material transaction with the Corporation in accordance with Section 6.1.

7.15	Fidelity Bonds

The Board may require such officers, employees and agents of the Corporation, as the Board deems advisable, to furnish bonds for the faithful discharge of their powers and duties, in such forms and with such surety as the Board may from time to time determine.

ARTICLE EIGHT

SHAREHOLDERS’ MEETINGS

8.1	Annual Meetings

Subject to the Act, the annual meeting of shareholders shall be held at such time and on such day in each year and at such place or places as the Board may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

8.2	Special Meetings

The Board shall have the power to call a special meeting of shareholders at any time.

8.3	Place of Meetings

Meetings of shareholders shall be held as provided for in the articles, or failing any reference in the articles, at such place in Canada as the Board may determine.

Subject to the Act and Regulations, if the directors or the shareholders of the Corporation call a meeting of shareholders, the directors or the shareholders, as the case may be, may determine that the meeting shall be held entirely by electronic means, telephone or other communication facility that permits all participants to communicate adequately with each other during the meeting. Any meeting of shareholders will be subject to procedures, if any, established by the directors.

8.4	Record Date for Notice

The Board may fix in advance a date, preceding the date of any meeting of shareholders, by not more than fifty (50) days and not less than twenty-one (21) days, as a record date for the determination of shareholders entitled to notice of or to vote at the meeting. If no record dale is fixed, the record date for the determination of the shareholders entitled to receive notice of or to vote at the meeting shall be the close of business on the date immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

8.5	Notice of Meeting

Notice of the time and place of each meeting of shareholders shall be sent not less than twenty-one (21) days and not more than fifty (50) days before the meeting to each shareholder entitled to vote at the meeting, each director and the auditor of the Corporation. Such notice may be sent by electronic means, or by mail addressed to, or may be delivered personally to, the shareholder, at the shareholder’s latest address as shown in the records of the

Corporation or its transfer agent, to the director, at the director’s latest address as shown in the records of the Corporation or in the last notice filed as required by the Act, and to the auditor, at the auditor’s most recent address as shown in the records of the Corporation. A notice of meeting of shareholders sent by mail to a shareholder, director or auditor in accordance with the above is deemed to be served on the day on which it was deposited in the mail. A notice of a meeting is not required to be sent to shareholders who are not registered on the records of the Corporation or its transfer agent on the record date as determined according to Section 8.4 hereof. Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A special meeting of shareholders and an annual meeting may be convened by one and the same notice and it shall not be an objection to the notice that it only convenes the second meeting contingently on any resolution being passed by the requisite majority at the first meeting.

8.6	Right to Vote

Subject to the provisions of the Act as to authorized representatives of any other body corporate and subject to the provisions of the Act and the Regulations, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in Section 8.7 hereof, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his or her name except to the extent that such person has transferred any of such person’s shares after the record date set pursuant to Section 8.4 hereof or, if no record date is fixed, after the date on which the list referred to in Section 8.7 is prepared, and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that such person owns such shares, demands not later than ten (10) days before the meeting that such person’s name be included to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the close of business on the record date, or if no record date is set, at the close of business on the date preceding the date notice is sent, is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

8.7	List of Shareholders Entitled to Notice

The Corporation shall prepare a list of shareholders entitled to receive notice of a meeting, arranged in alphabetical order, and showing the number of shares held by each shareholder in accordance with the Act. If a record date for the meeting is fixed pursuant to Section 8.4 hereof by the Board, the shareholders listed shall be those registered at the close of business on the record date. If no record date is fixed by the Board, the shareholders listed shall be those listed at the close of business on the last business day immediately preceding the day on which notice of a meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained and at the place where the meeting is held.

8.8	Waiver of Notice

A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called.

8.9	Independent Chair, Secretary and Scrutineers

The Independent Chair of the Board or, in his or her absence, the Chief Executive Officer, if such an officer has been elected or appointed and is present, or otherwise the Executive Chair if such an officer has been elected or appointed and is present, or otherwise the President if such an officer has been elected or appointed and is present, or otherwise the Chief Financial Officer if such an officer has been elected or appointed and is present, or otherwise a Vice-President if such an officer has been elected and is present (in order of seniority of service with the Corporation), shall be chair of any meeting of shareholders, if no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, or declines to be chair of the meeting, the persons present and entitled to vote shall choose one of their number to be chair. If the Secretary of the Corporation is absent, the Independent Chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

8.10	Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

8.11	Quorum

A quorum at any meeting of shareholders (unless a great number of persons are required to be present or a greater number of shares are required by the Act or by the Articles or by any other bylaw) shall be two (2) persons in number, one of whom shall be, or be representing, a Canadian, and holding or representing not less than twenty-five (25%) per cent of the shares entitled to be voted at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting; provided that at least one Canadian shall be present in person or represented by proxy. If a quorum is not present at the opening of the meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

8.12	Participation in Meeting

A shareholder or any other person entitled to attend a meeting may participate in a meeting of shareholders by electronic means, telephone or other communication facilities as permit all persons participating in the meeting to hear or otherwise communicate with each other if the Corporation makes such communication facility available, and a person participating in such a meeting by such means is deemed to be present at the meeting. Any such meeting will be subject to the provisions of the Act, Regulations and procedures, if any, established by the directors.

8.13	Proxyholders and Representatives

Votes at meetings of the shareholders may be given either personally or by proxy; or, in the case of a shareholder, who is a body corporate or association, by an individual authorized by a resolution of the Board or governing body of the body corporate or association to represent it at a meeting of shareholders of the Corporation, upon producing a certified copy of such resolution or otherwise establishing his or her authority to vote to the satisfaction of the Secretary or the Independent Chair.

A proxy shall be executed by the shareholder or his or her attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and is valid only at the meeting in respect of which it is given or any adjournment of that meeting. A person appointed by proxy need not be a shareholder.

8.14	Time for Deposit of Proxies

The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of Saturdays, Sundays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time having been specified in such notice, it has been received by the Secretary of the Corporation or by the chair of the meeting or any adjournment thereof prior to the time of voting.

8.15	Joint Shareholders

If two or more persons hold shares jointly, any one of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

8.16	Votes to Govern

Except as otherwise required by the Act, all questions proposed for the consideration of shareholders at a meeting of shareholders shall be determined by a majority of the votes cast and in the event of an equality of votes at any meeting of shareholders, the chair shall not have a second or casting vote.

8.17	Method of Voting

Subject to the Act, voting at a meeting of shareholders shall be by a show of hands, unless a ballot is required or demanded as hereinafter provided, and may be held, subject to the Act, entirely by electronic means, telephone or other communication facility, if the Corporation makes such a communication facility available. Every person who is present or otherwise participating in the meeting pursuant to Section 8.13 hereof and entitled to vote shall have one vote. Whenever a vote shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or defeated and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of shareholders upon the said question.

8.18	Ballots

On any question proposed for consideration at a meeting of shareholders:

a.	a shareholder, proxyholder or other person entitled to vote may demand and the chair may require that a ballot be taken either before or upon the declaration of the result of any vote; and

b.

a ballot shall be conducted where proxies representing at least 5% of the votes attached to shares represented at the meeting, either by shareholders personally or by proxy, require the proxyholders to vote against a matter.

If a ballot is demanded on the election of a chair or on the question of an adjournment it shall be taken forthwith without an adjournment. A ballot demanded or required on any other question shall be taken in such manner as the chair shall direct. A demand or requirement for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares that he or she is entitled to vote at the meeting upon the question, to the number of votes as provided for by the articles or, in the absence of such provision in the articles, to one vote for each share he or she is entitled to vote. The result of the ballot so taken shall be the decision of the shareholders upon the question. The demand or requirement for a ballot shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the ballot has been demanded or required.

8.19	Adjournment

The chair at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given in the same manner as notice for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety (90) days, subsection 149(1) of the Act does not apply.

8.20	Resolution in Lieu of a Meeting

A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and a resolution in writing dealing with all matters required to be dealt with at a meeting of shareholders and signed by all the shareholders entitled to vote at such meeting, satisfies all the requirements of the Act relating to meetings of shareholders. A copy of every such resolution in writing shall be kept with the minutes of the meetings of shareholders. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed and may be signed in counterparts.

8.21	Only One Shareholder

Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting.

ARTICLE NINE

SHARES

9.1	Non-Recognition of Trusts

Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

9.2	Certificates

The shareholder is entitled at his or her option to a share certificate that complies with the Act or a non-transferable written acknowledgement of his or her right to obtain a share certificate from the Corporation in respect of the securities of the Corporation held by him or her. Share certificates and acknowledgements of a shareholder’s right to a share certificate, respectively, shall be in such form as described by the Act and as the Board shall from time to time approve. A share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on the share certificate may be printed or otherwise mechanically reproduced on it.

9.3	Replacement of Share Certificates

The Board or any officer or agent designated by the Board may in its or his or her discretion direct the issuance of a new share certificate or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular’ case.

9.4	Joint Holders

The Corporation is not required to issue more than one share certificate in respect of a share held jointly by several persons, and delivery of a certificate to one of several joint holders is sufficient delivery to all. Any one of such holders may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such certificate.

Where shares are owned or controlled jointly by one or more persons who are non-Canadian, the shares shall be deemed to be owned or controlled, as the case may be, by non-Canadians.

ARTICLE TEN

DIVIDEND RIGHTS

10.1	Dividend

Subject to the Act, the Board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully-paid shares of the Corporation.

10.2	Dividend Payments

Except as set forth below, a dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and shall be mailed by prepaid ordinary mail to such registered holder at his or her address recorded in the Corporation’s securities register or registers or such address as such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

Further, the electronic deposit in accordance with the last instructions of any shareholder received by the Corporation or its transfer agent, for the amount of any dividend payable in cash shall discharge the Corporation’s liability for the dividend to the extent of the amount of the electronic deposit plus the amount of any tax which the Corporation has properly withheld.

10.3	Non-Receipt of Payment

In the event of non-receipt of any dividend payment by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement payment for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

10.4	Unclaimed Dividends

No dividend shall bear interest against the Corporation. Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

ARTICLE ELEVEN

INFORMATION AVAILABLE TO SHAREHOLDERS

11.1	Confidential Information

Except as provided by the Act, no shareholders shall be entitled to obtain information respecting any details or conduct of the Corporation’s business which, in the opinion of the directors, it would not be in the interests of the Corporation to communicate to the public.

11.2	Conditions of Access to Information

The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or account record of the Corporation except as conferred by statute or authorized by the Board or by a resolution of the shareholders.

11.3	Registered Office and Separate Records Office

The registered office of the Corporation shall be at a place within Manitoba and at such location therein as the Board may from time to time determine. The records office will be at the registered office or at such location, if any, within Manitoba, as the Board may from time to time determine.

ARTICLE TWELVE

NOTICES

12.1	Method of Giving Notices

A notice or document required by the Act, the Regulations, the Articles or the by-laws to be sent to a shareholder or director of the Corporation may be sent by electronic means or by prepaid mail addressed to, or may be delivered personally to:

a.	the shareholder at his or her latest address as shown in the records of the Corporation or its transfer agent; and

b.	the director at his or her latest address as shown in the records of the Corporation or in the last notice filed under the Act.

A notice or document sent by prepaid mail in accordance with the foregoing to a shareholder or director of the Corporation is deemed to be received by him or her three days after the date that it was sent unless there are reasonable grounds for believing that the shareholders or director did not receive the notice or document at the time or at all.

12.2	Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

12.3	Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholders from whom he or she derives his or her title to such share prior to his or her name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he or she became so entitled) and prior to his or her furnishing to the Corporation file proof of authority or evidence of his or her entitlement prescribed by the Act.

12.4	Non-Receipt of Notices

If a notice or document is sent to a shareholder in accordance with Section 12.1 and the notice or document is returned on two (2) consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notice or documents to the shareholder until the shareholder informs the Corporation in writing of his or her new address; provided always, that in the event of the return of a notice of a shareholders meeting mailed to a shareholder in accordance with Section 12.1 the notice shall be deemed to be received by the shareholder on the date deposited in the mail notwithstanding its return.

12.5	Omissions and Errors

Subject to the Act, the accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

12.6	Signature on Notices

Unless otherwise specifically provided, the signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

12.7	Waiver of Notice

If a notice or document is required by the Act or the Regulations, the articles, the by-laws or otherwise to be sent, the sending of the notice or document may be waived or the time for the notice or document may be waived or abridged at any time with the consent in writing of the person entitled to receive it. The consent of a person entitled to waive the requirement for the sending of a notice or document or to waive or abridge the time for the notice or the document may be sent by electronic means in accordance with the provisions of The Electronic Commerce and Information Ad (Manitoba).

ARTICLE THIRTEEN

MEASURES TO GIVE EFFECT TO RESTRICTIONS ON OWNERSHIP RIGHTS

13.1	Holder

The Board may require, at all times and from time to time, that any holder of voting shares of the Corporation, the agent of such holder, or a broker or nominee in whose name the voting shares of the Corporation are registered, provide any information that the Board in its sole discretion considers necessary or advisable in order to enable the Corporation to administer, monitor and comply with the restrictions on ownership, transfer and voting of voting shares of the Corporation set out in the Act and the Articles of the Corporation.

13.2	Transfer or Issue of Shares

The Board may require, prior to accepting any transfer of or subscription for voting shares of the Corporation, that the prospective holder, the agent of such prospective holder, or a broker or nominee in whose name the voting shares of the Corporation are to be registered, provide any information that the Board in its sole discretion considers necessary or advisable in order to enable the Corporation to administer, monitor and comply with the restrictions on ownership, transfer and voting of voting shares of the Corporation set out in the Act and the articles of the Corporation.

13.3	Declaration and Other Information

Without limiting the generality of Sections 13.2 and 13.3, in order to administer, monitor and comply with the restrictions on ownership, transfer and voting of voting shares of the Corporation set out in the Act and the articles of the Corporation, the Board may, in its discretion:

a.	require a person in whose name such shares are registered to provide a statutory declaration under the Canada Evidence Act or otherwise concerning:

i.	whether the shareholder is the beneficial owner of, or controls, voting shares of the Corporation or holds them for a beneficial owner;

ii.	whether the shareholder is an associate of another shareholder;

iii.	whether the shareholder or beneficial owner is a Canadian; and

iv.	any further facts that the Board in its sole discretion considers relevant;

b.

require any person seeking to have a transfer of a voting share registered in his or her name or to have a voting share issued to him or her to provide a declaration similar to the declaration a person may be required to provide under paragraph a. above; and

c.

determine any other circumstances in which any declaration(s) similar to the declaration a person may be required to provide under paragraph a. above are required, the person(s) from whom such declaration(s) are required, the form of such declaration(s), their form and the times at which such declaration(s) are required to be provided.

13.4	Failure to provide a Declaration or other Information

When a person is required to provide a declaration or any other information required pursuant to this by-law and fails to comply with such requirement, the Board may take the following measures until the declaration or the information concerned has been provided:

a.	refuse to recognize all ownership rights, including the voting rights, attributable to the voting shares held by the person;

b.	refuse to register a transfer of a voting share in the person’s name or in the name of anyone for whom the person is acting as an agent, broker or nominee;

c.	refuse to issue a voting share to the person or to anyone for whom the person is acting as an agent, broker or nominee; or

d.

take any other measure deemed necessary or advisable by the Board in its sole discretion in order to administer, monitor and/or comply with the provisions concerning the restrictions on ownership, transfer- and voting rights attributable to the voting shares of the Corporation set out in the Act and the articles of the Corporation.

13.5	Share Certificate

The Board is authorized to adopt and make, from time to time, all the amendments to the Corporation’s share certificate forms required to administer, monitor and comply with the restrictions on the ownership, transfer and voting rights attributable to voting shares of the Corporation set out in the Act and the articles of the Corporation.

ARTICLE FOURTEEN

MISCELLANEOUS

14.1	Severability

The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

14.2	Effective Date

This by-law shall come into force when approved by the Board in accordance with the Act.

MADE by the Board the 15th day of October, 2019.

Assistant Secretary

CONFIRMED by the shareholders in accordance with the Act, the 15th day of October, 2019

Assistant Secretary

BY-LAW NO. 2

BOYD GROUP SERVICES INC.

(hereinafter called the “Corporation”)

IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

1.1	The directors may, without authorization of the shareholders:

a.	borrow money upon the credit of the Corporation;

b.	issue, re-issue, sell or pledge debt obligations of the Corporation;

c.	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any debt obligation of the Corporation; and

d.	give a guarantee on behalf of the Corporation to secure performance of an obligation of any person.

1.2	The words “debt obligation” and “security interest” shall have the same meaning as set out in the Canada Business Corporations Act, RSC 1985, c C-44.

1.3

The directors may from time to time by resolution delegate to a managing director or a committee of directors all or any of the powers conferred on the directors by paragraph 1.1 of this by-law to the full extent thereof or such lesser extent as the directors may in any such resolution provide, except that securities may only be issued in the manner and on the terms authorized by the directors.

1.4

The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any power to borrow money or to give security for the purposes of the Corporation possessed by its directors or officers independent of this by-law and, in particular, are in addition to those given by Section 189 of the Canada Business Corporations Act, RSC 1985, c C-44.

MADE by the Board the 15th day of October, 2019.

Assistant Secretary

CONFIRMED by the shareholders in accordance with the Act, the 15th day of October, 2019

Assistant Secretary